UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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TRANS1 INC.

(Name of Registrant as Specified In Its Charter)

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The following communication was sent to employees of TranS1 Inc. on March 4, 2013.

TranS1 Team,

Attached you will find a press release that was distributed externally at 7:00 AM this morning announcing an important development with the company.

I ask that you please read the press release carefully as it does have quite a bit of detailed information in it.  To provide you some more color please read my message below and also note I will be hosting an all employee meeting at 11 AM Eastern time this morning.

We announced this morning the merger of TranS1 and Baxano whereby TranS1 is acquiring Baxano through a stock transaction.  TranS1 and Baxano are ideal strategic partners and I wanted to be one of the first to share with you my excitement about this combination.  By combining TranS1’s portfolio of minimally invasive fusion technologies with Baxano’s leadership in decompression, we are creating a market- and technology-leader in minimally invasive spine that offers exciting opportunities for all of our employees.

By way of background,  Baxano, Inc. is a medical instrument company focused on designing, developing and marketing innovative tools that restore spine function, preserve healthy tissue, and enable a better quality of life for the patients it serves.  Baxano currently markets the patented iO-Flex system, a proprietary minimally invasive set of flexible instruments allowing surgeons to target lumbar spinal stenosis in all three regions of the spine: central canal, lateral recess, and neural foramen, and has developed the patented iO-Tome instrument to rapidly and precisely remove bone, including the facet joints, which is commonly performed in spinal fusion procedures such as TLIF.  Baxano was founded in 2005 and is headquartered in San Jose, California.

It is very important to realize that the elements that attracted you toward employment at TranS1 will not change in the new company.  We will still be small, still offer opportunities but have a broader scale and continue to have access to public markets that ensure our success.  We will also be rebranding the combined entity and will be announcing a new company name at the time the merger is closed in early April.

We recognize that it is our employees and the relentless dedication they bring to TranS1 that has allowed us to grow from a start-up to a worldwide player in minimally invasive spine. Following our initial public stock offering in 2007, we achieved significant growth until the reimbursement for our AxiaLIF technology was significantly impaired.  Over the last few years, we have made significant progress on the reimbursement front, culminating in receiving a Category I code for AxiaLIF, and have launched a best-in-class direct lateral fusion system called VEO. With significant reimbursement in place and continued success of VEO, we are projected to grow significantly in 2013 and well into the future.  In development we also have an MIS pedicle screw system and TLIF system that will marry well with the Baxano products in development such as iO-Tome.

We have also realized that the success Baxano has achieved over the past few years is a direct reflection of its employees and the dedication they have shown.  The growth and adoption of the iO-Flex system and the development of the iO-Tome system are a reflection of the sales, marketing, training, development and operations talent at Baxano.  We look forward to bringing that talent into the combined company.

We believe that this atmosphere and similarity in our company cultures and values will facilitate a quick and streamlined integration with minimal disruption to ongoing business activities. While our integration planning is just getting started, we are committed to providing as much information as possible to keep you informed.  In the meantime I ask that you maintain your focus on your key goals and objectives for 2013 that have driven our success at TranS1 over the past several years.

This transaction is all about scale and growth and we are energized by the opportunities it creates.  Among the many benefits this combination affords, together with Baxano:

●             We become the only “pure play” publicly traded minimally invasive spine company.   As a combined entity, as well as a new branded company we will have a compelling minimally invasive spine franchise, which positions our sales team for success in a highly competitive market, while also offering an attractive investment thesis for public shareholders.

●             Our Leadership in Minimally Invasive Spine Provides a Foundation for Advances for Next-Generation Opportunities.  A combined TranS1-Baxano will be able to accelerate growth of Baxano’s current iO-Flex and iO-Tome products and expand the opportunities to differentiate these products on clinical results and cost effectiveness.

●             Maintain Our Financial Strength.  The transaction includes additional financing that will allow us to operate our business in a way that maximizes our business opportunity.

●             Our Growth Profile and Focus on Minimally Invasive Spine Allows Us to Maintain and Attract the Best Talent.  We recognize that Baxano has achieved its success by the creativity and hard work of its employees, values that we consider in high regard at TranS1 as well.  We know that the key to success is talent, and this combination gives us the best opportunity to retain and attract the talent we need to succeed.

Given the complementary nature of our businesses, we expect to realize the benefits of this transaction quickly and efficiently following the transaction’s close.  Through this process, we at TranS1 have developed a great deal of respect for the Baxano executive team and all they have accomplished and I am pleased that Joe Slattery and Stephanie Fitts will serve on the Intergration Leadership Team (ILT) along with Tony Recupero (President and CEO of Baxano) and Michael Wallace (Executive Vice President of Operations of Baxano).  The ILT is responsible for overseeing the entire integration planning and execution process and will report into me.  In fact, over the long term, we believe that our combination and company that will result in greater career opportunities for employees of both companies as we move forward and grow together.

We expect the transaction will close in the early April time period.  Until then, TranS1 and Baxano will remain separate companies, and employees should continue to focus on providing our respective customers and their patients with the high-quality products they have come to expect from us.

I will be hosting a conference call or face to face meeting with you today at 11 AM Eastern time.  You should already have received a calendar announcement with the location and call-in number for remote employees. We look forward to talking with you more about this great opportunity for our company and answering any questions you may have.

Ken Reali

President and CEO

TranS1

110 Horizon Drive

Suite 230

Raleigh, NC  27615

Phone - 910-332-4544

Fax - 919-803-3775

Email - kreali@TranS1.com

Forward Looking Statements

Statements in this letter regarding the proposed merger between TranS1 and Baxano and any other statements about the Company’s management team’s future expectations, beliefs, goals, plans or prospects constitute "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control, and which may cause results to differ materially from expectations.  Factors that could cause our results to differ materially from those described include, but are not limited to, the ability to consummate the transactions, the ability to successfully integrate our operations and employees, the ability to realize anticipated synergies and cost savings, the ability to develop and maintain the necessary sales, marketing, distribution and manufacturing capabilities to commercialize our products, the pace of adoption of our product technology by spine surgeons, the outcome of coverage and reimbursement decisions by the government and third party payors, the success of our continuing product development efforts, the effect on our business of existing and new regulatory requirements, uncertainty surrounding the outcome of the matters relating to the subpoena issued to the Company by the Department of Health and Human Services, Office of Inspector General, stockholder class action lawsuits, and other economic and competitive factors, and the other factors described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent reports.  You are cautioned not to place undue reliance on these forward looking statements, which are based on TranS1's expectations as of the date of this letter and speak only as of the date of this letter.  We undertake no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the merger. The Company will file a proxy statement and other documents regarding the merger described in this letter with the SEC. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Investors and securityholders will be able to obtain the proxy statement and other relevant documents free of charge at the SEC’s website, http://www.sec.gov, and the Company’s stockholders will receive information at an appropriate time on how to obtain the proxy statement and other transaction-related documents for free from the Company. Such documents are not currently available.

The Company and its directors, executive officers, certain members of management, and employees may have interests in the merger or be deemed to be participants in the solicitation of proxies of the Company’s stockholders to approve the issuance of the Company’s stock in connection with the merger. Certain information regarding the participants and their interest in the solicitation is set forth in the proxy statement for the Company’s 2012 Annual Meeting of Stockholders filed with the SEC on April 30, 2012. Stockholders may obtain additional information regarding the interests of such participants by reading the proxy statement relating to the merger when it becomes available.